As filed with the Securities and Exchange Commission on January 6, 2011
Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Advanced Ventures Corp.
(Name of Small Business Issuer in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

3841
(Primary Standard Industrial Classification Code Number)

42-1772663
(I.R.S. Employer Identification Number)

c/o Jacky Shenker
41 Chone Hamaagal Street
Elad 40800, Israel
Phone number: 972-542066024
Fax number: 972-542066024
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Advanced Ventures Corp.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
Michael S. Krome, Esq.
8 Teak Court
Lake Grove, New York 11755
Telephone No.: (631) 737-8381
Facsimile No.: (631) 737-8382

Our company plans to commence the proposed sale of our common stock to the public upon the effectiveness of the S-1. We anticipate this date to be approximately January 31, 2011 and plan to offer the stock for sale for 180 days after the commencement, which should be about July 31, 2011.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting
company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock,(1)	2,500,000	$0.03	$75,000	$6.00
Par value $0.0001
Per share

(1) Estimated pursuant to Rule 457 (o) under the securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

Advanced Ventures does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of the management (as per Item 501(b)(8)(iii) of Regulation S-K).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated January 6, 2011

Advanced Ventures Corp.

Up to a Maximum of 2,500,000 Shares of Common Stock at $0.03 Per Share

 We are offering for sale a maximum of 2,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all 2,500,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $75,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by our officers and Directors. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is January 6, 2011

TABLE OF CONTENTS

Prospectus Summary	5
Our Company	5
The Offering	6
Selected Summary Financial Data	7
RISK FACTORS	8
RISKS RELATING TO OUR COMPANY	8
Risks Relating to our Common Stock	13
Use of Proceeds	14
Percent of Net Proceeds Received	14
Determination of Offering Price	15
Dilution	15
Our Business	16
General Development	16
Business Summary and Background	17
THIRD-PARTY MANUFACTURERS	18
INTELLECTUAL PROPERTY	18
COMPETITION	18
Patent, Trademark, License & Franchise Restrictions	19
Contractual Obligations & Concessions	19
Employees	20
Transfer Agent	20
Research and Development	20
Description of Property	20
Management's Discussion	21
Plan of Operation	21
General Working Capital	22
Recently Issued Accounting Pronouncements	23
Off-Balance Sheet Arrangements	23
Inflation	24
Market for Common Equity	24
Related Stockholder Matters	24
Market Information	24
Security Holders	24
Dividend Policy	24
Directors, Executive Officers, Promoters	25
Control Persons	25
Audit Committee and Financial Expert	25
Code of Ethics	25
Potential Conflicts of Interest	25
Involvement in Certain Legal Proceedings	26
Executive Compensation	26
Option/SAR Grants	27
Long-Term Incentive Plans and Awards	27
Compensation of Directors	27
Employment Contracts, Termination of Employment	27
Change-in-control Arrangements	27
Certain Relationships and Related Transactions	27
Director Independence	28
Security Ownership of Certain Beneficial Owners and Management	28
Legal Proceedings	28
Description of Securities	29
Our Common Stock	29
Our Preferred Stock	29

Plan of Distribution	29
Right to Reject Subscriptions	31
Underwriters	31
Regulation M	31
Section 15(G) of the Exchange Act	31
Changes In and Disagreements with Accountants On Accounting And Financial Disclosure	32
Indemnification for Securities Act Liabilities	32
Legal Matters	32
Experts	32
Interest of Named Experts and Counsel	32
Available Information	33
Information Not Required in Prospectus	34
Signatures	36
Exhibit Table	37

Prospectus Summary

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

We were incorporated in Delaware on July 6, 2010 and are a development stage company. On July 27, 2010, we entered into an exclusive worldwide patent sale agreement (the "Patent Transfer and Sales Agreement ") with Ilanit Appelfeld, seller, in relation to a patented technology (Patent Number: 6,743,209) for  a catheter with a integral anchoring mechanism.  The Advanced Ventures technology has the potential to be adopted as a standard in all medical facilities, making a decisive contribution towards significantly and reliably securing a urethral catheter to the outside of a patient’s body in order to prevent or restrict undesirable movement or displacement of a catheter.  The invention concept is flexible enough that it can be applied to humans as well as to animals, thus further increasing the marketing potential for this product.

Based on the patent, the Company believes that this apparatus will help prevent or restrict undesirable movement or displacement of a catheter. However, until the Company can successfully develop a prototype and test it, the Company cannot currently estimate the full extent of the benefits to be gained from this apparatus.
The patent and technology were transferred to Advanced Ventures Corp. in exchange of payment to Ilanit Appelfeld, of US $17,500 (seventeen thousand and five hundred United States Dollars), according to the condition specified in the Patent Transfer and Sales Agreement related to the Patent Number: 6,743,209.

The Advanced Ventures Corp. invention, based on a patented technology, is for a catheter with an integral anchoring means which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter, resulting in a one-piece multipurpose combination construction unit. Once a working prototype has been developed, we will then work to develop and manufacture the Product or license the manufacturing and related marketing and selling rights to a third party. As soon as the company starts to raise equity (following the S-1 becoming effective), it will begin to use raised proceeds to develop the working prototype.

Our principal offices are located at 41 Chone Hamaagal Street, Elad 40800, Israel. Our telephone number is 972542066024. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp.

All references to "we," "us," "our," or similar terms used in this prospectus refer to Advanced Ventures Corp. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a fully operational valid working prototype of our proposed product.

As of July 31, 2010, our company has no cash and will need to raise additional capital within the next twelve months, even if we are able to sell the maximum number of shares. The company has no full time employees and our two current officers/directors intend to devote approximately five hours per week to Advanced Ventures business activities.

Our Direct Public Offering

We are offering for sale up to a maximum of 2,500,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $75,000. The expenses associated with this offering are estimated to be $21,500 or approximately 28.7% of the gross proceeds of $75,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Offering

Total shares of common stock outstanding prior to the offering	3,000,000 shares

Shares of common stock being offered by us	2,500,000 shares

Total shares of common stock outstanding after the offering	5,500,000 shares

Gross proceeds:
Gross proceeds from the sale of up to 2,500,000 shares of our common stock will be $75,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop a fully operational valid prototype of the device and attempt to bring our product to market.

Risk Factors
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Advanced Ventures Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.

(July 6, 2010)
Through
(September 30 2010)

Statement of Operations:

Total revenues	$-

Total operating expenses	$23,300

(Loss) from operations	$(23,300)

Net (loss)	$(23,300)

(Loss) per common share	$(0.01)

Weighted average number of common shares outstanding - Basic and diluted	2,931,034
.
As of
(September 30, 2010)

Balance Sheet:

Cash in bank	$300

Deferred Offering Costs	$20,000

$

Total current assets	$20,300

Total assets	$20300

Total current liabilities	$43,300

Total liabilities	$43,300

Total stockholders' (deficit)	$(23,000)

Total liabilities and stockholders' equity	$20,300

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on July 6, 2010, for the purpose of engaging in the development, manufacture, and sale of a catheter with an integral anchoring means. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of a catheter with an integral anchoring means, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

2.
We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully develop a valid prototype of our catheter with an integral anchoring mechanism.

We have never generated revenues. We intend to engage in the manufacture and distribution of a catheter with an integral anchoring means. We own the right to exploit the technology and patent for the new invention. However, our catheter with an integral anchoring means is not currently available for sale. We intend to develop a fully workable prototype, which can then be used to develop and manufacture the actual product. We will rely on third parties to develop workable prototypes and to work with us to manufacture the product. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in developing a workable prototype of our catheter with an integral anchoring means. We cannot guarantee that we will ever be successful in developing a workable prototype or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.
If we are unable to obtain funding for development of a valid prototype, we will have to delay development of our valid prototype and/or go change our line of business, which could result in the loss of your total investment.

We intend to use a part of the funds to be raised in this offering to develop a workable prototype for our catheter with an integral anchoring means. As such, if we are unable to raise at least $30,000, we will not have sufficient funds to engage a manufacturing company to work with us to develop a workable prototype. If we raise only $30,000, we believe that we will have funds available to reach the basic goals of our business plan; however, we believe we will need an additional $45,000 in order to bring the product to market on a full-scale basis. The cost of developing the prototype is based on a number of factors and our best estimates on the complexity of the device. In an article entitled “Creating a Product Prototype”, sites one element of the process (creating an injection mold for a product in the United States) as costing anywhere between $10,000 to $100,000. (http://www.entrepreneur.com/startingabusiness/inventing/inventionscolumnisttamaramonosoff/article80678.html). Similar numbers are also cited in the Invention Prototypes article on the Cost of Prototypes (http://www.inventionstatistics.com/Invention_Prototypes_Costs.html). Stages in the development of a prototype include some design issues, as well as the actual production. Since there are no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence operations.

4.
We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed research and development program for the next twelve months. In addition, we will require substantial additional capital following the development of a valid workable prototype for our catheter with an integral anchoring means in order to market, arrange for the manufacturing of, and sell our product. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

5.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise at least $30,000 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from July 6, 2010, through July 31, 2010, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on July 6, 2010, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise at least $30,000 from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a valid workable prototype of our product and thereafter making it available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

7.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

8.
As a development stage company, we may experience substantial cost overruns in developing our prototype and creating a strategy for future stages such as manufacturing and marketing our product, and we may not have sufficient capital to successfully complete the development and marketing of our product.

We may experience substantial cost overruns in manufacturing and marketing our prototype and then the product itself, and may not have sufficient capital to successfully complete our project. We may not be able to manufacture or market our product because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product, governmental restrictions, and whether or not third parties promote the products through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to develop a prototype and begin manufacturing our proposed product, we cannot ensure that the final cost addition, if any, for this device will be found to be warranted and reasonable and therefore we cannot ensure that the product, if developed, will actually find popularity and acceptance.

9.	We will rely on third parties to develop a prototype and to manufacture our proposed product.

We will rely on third parties to develop a prototype and to work with us to manufacture the product. If we are unable to enter into manufacturing or distribution agreements, or if our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our product as planned. In addition, we may not be able to contract with third parties to manufacture our product in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our adapters, which would result in losses of sales and goodwill.

10.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Catheters, in general, are part of an industry that competitive and although we believe our technology offers unique developments, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain our product. Based on our company’s initial research through both the Internet and trade journals, as well as through an extensive search through existing patents, we believe there is no one in the industry that has successfully brought a product like ours to market, nonetheless, our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and customers than we have. As a result, these competitors have greater name credibility with our potential distributors and customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

11.	Our success depends on third party distribution channels.

We intend to sell our product ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our product through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our product may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our product. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

12.	Changing consumer preferences may negatively impact our business

The Company's success is dependent upon the ongoing need and appeal for a catheter with integral anchoring means. Consumer preferences with respect to such devices are continuously changing and are difficult to predict. As a result of changing consumer preferences, we cannot assure you that our product will achieve customer acceptance, or that it will continue to be popular with consumers for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our ability to develop, introduce, and gain customer acceptance, willing to continue on a long term basis to adapt their standard use of catheters by including the use of the Company’s catheter with an integral anchoring means. The failure of our product to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

13.
Because our Directors and officers have no experience in running a company that sells catheter with an integral anchoring means, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company and we intend to manufacture, market, and sell catheters with an integral anchoring means. Jacky Shenker and Rachel Feldstein, our current Directors and Officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and Officers have no experience in operating a company that sells catheters with an integral anchoring means. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

14.
Because Jacky Shenker and Rachel Feldstein have other outside business activities and will only be devoting up to 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Jacky Shenker and Rachel Feldstein, our current Directors and officers, intend to devote only approximately 5 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that either our Directors or our Officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

15.	Our Directors own 100% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Directors presently own 100% of our outstanding common stock. If all of the 2,500,000 shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute approximately 55% of our outstanding common stock. After sale of all stock, the current Directors will still have a majority control and will still have a majority of the voting power for all business decisions.

16.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and we rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our product or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all, or whether any patents we receive will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop a similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

17.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could be filed which would prohibit or limit our ability to develop and market our catheter and integrating mechanism in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

18.	You will experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident Directors and officers.

Our operations are in Israel. Our Directors and executive officers are foreign citizens and do not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. In addition, the courts in the country where we are located (Israel) may not permit lawsuits for the enforcement of judgments arising out of the United States and state securities or similar laws. Thus, should any situation arise in the future in which you have a cause of action against these persons or us, you are at greater risk in investing in our Company rather than a domestic company because of greater potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons as opposed to domestic persons or entities.

19.	If and when we sell our products, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The catheters with integral anchoring means that we are developing may expose us to potential liability from personal injury or property damage claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that when we commence distribution of our product that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay the liability.

Risks Relating to our Common Stock

20.
We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

21.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

 The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

22.
We do not intend to pay cash dividends on our shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their shares.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

23.	The investors may sustain a loss of their investment based on the offering price of our common stock.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. As a result, the price of the common stock in this offering may not reflect how the stock is received on the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

24.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While purchases of our common stock are free to trade their shares in any state, they should be aware that they may be unable to sell their shares on any public trading market or elsewhere. Should shareholders in the United States choose to attempt to sell shares in the United States, they should be aware that this will present challenges and may not be successful, as our Directors and officers are Israeli citizens and do not reside in the US and our operations are in Israel and our offer will be primarily directed to residents in Israel.

Use of Proceeds

The net proceeds to us from the sale of up to 2,500,000 shares offered at a public offering price of $0.03 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $21,500, $20,000 for legal, accounting (incurred), and $1,500 of other costs in connection with this offering (estimated transfer agent fees). The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Percent of Net Proceeds Received

	40%	60%	80%	100%
Shares Sold	1,000,000	1,500,000	2,000,000	2,500,000
Gross Proceeds	$30,000	$45,000	$60,000	$75,000
Less Offering Expenses	$(21,500)	$(21,500)	$(21,500)	$(21,500)
Net Offering Proceeds	$8,500	$23,500	$38,500	$53,500

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	40%	60%	80%	100%
General working capital	$—	10,000	15,000	$20,000
Prototype development costs	$8,500	8,500	8,500	$8,500
Sales and Marketing	$—	5,000	15,000	$25,000
Total	$8,500	23,500	38,500	$53,500

Our offering expenses are comprised of legal and accounting expenses and transfer agent fees. Our Officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses. None of the proceeds from this offering will be used to pay the salaries or any other payments to our officers and directors.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately $30,000 per year to cover additional expenses for public reporting, legal fees, accounting, auditing, and transfer of agent fees. The Company recognizes that it will have to seek additional funds to cover these expenses.

In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.03 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30 , 2010, as adjusted to give effect to the receipt of net proceeds from the sale of 2,500,000 shares of common stock for $0.03, which represents net proceeds after deducting estimated offering expenses of $21,500.  Dilution in  net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering.

The following table sets forth the relation dilution under each scenario of financing :

Shares Sold	1,000,000.0000	1,500,000.0000	2,000,000.0000	2,500,000.0000

Gross Proceeds less oferring Expenses	8,500.0000	23,500.0000	38,500.0000	53,500.0000

Historical Net Tangible Book Value	-14,500.0000	500.0000	15,500.0000	30,500.0000
Historical Net Tangible Book Value Per Share	-0.0036	0.0001	0.0031	0.0055
Increase per share to exisiting Shareholders	-0.0037	0.0000	0.0030	0.0054
Dilution Per Share to New Shareholders	0.0336	0.0299	0.0269	0.0245
Dilution Percentage to New investors in the Offering	1.1208	0.9963	0.8967	0.8152

The following table sets forth as of September 30 , 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	3,000,000	55%	$300
New Investors	2,500,000	45%	$75,000
Total	5,500,000	100%	$75,300

Our Business

General Development

We were incorporated in Delaware on July 6, 2010 and we are a development stage company. We own the patented rights to a technology that includes the design for a catheter with an integral anchoring means which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter, resulting in a one-piece multipurpose combination construction unit. We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our Officers, who are also our Directors and work only part time.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Advanced Ventures Corp., nor its Officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

A Patent Transfer and Sales Agreement was signed between Ilanit Appelfeld (the seller), in relation to a patented technology on July 27, 2010, granting Advanced Ventures Corp. exclusive rights, title and interest in and to the Patent Application (Patent Number: 6,743,209) and all Intellectual Property rights, free and clear of any lien, charge, claim, preemptive rights, etc. for a catheter with an integral anchoring means which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter.

The invention, based on a patented technology, is a catheter with an integral anchoring mechanism. The device operates by an anchoring means, which is secured to the outside of a human or animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter, however only once  a working prototype of the apparatus is developed, will its  operating functionality be determined.

While there are other, somewhat similar patented devices (U.S. Pat. No. 3,730,187, U.S. Pat. No. 3,821,957, U.S. Pat. No. 4,230,110, U.S. Pat. No. 4,650,473 and U.S. Pat. No. 4,906,233 to Moriuchi) that use suture type retention devices in order to anchor a catheter tube to a patient's body, these suture retention devices are individually constructed components rather than a single unit. This different means additional manufacturing costs beyond the cost of the catheter tube itself and adds an additional fail-point by requiring assembly. Advanced Ventures’ technology takes a different approach to eliminate this fail-point. It focuses on the concept that it would be far more advantageous to approach the problem by providing a simple, safe, convenient and economical method of attaching urethral catheters to the outside of a human or animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructed and formed with the catheter tube itself during the manufacturing process. We believe this will result in a single, one-piece tapered construction unit that combines all the required functionalities.

The design and development of a commercial product will be carried out by specialist subcontractors offering expertise in several relevant disciplines, including plastics and metal, device design, operation and control, automation and mechanics, as required.

There are some manufacturers of a catheter with integral anchoring means. To be effective a catheter with integral anchoring means must be easy to use, must be cost effective. Moreover, a catheter with integral anchoring means should provide a simple, safe, convenient and economical method of attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping and reducing the potential for bacterial growth and infection.. With the foregoing in mind, our Company believes it would be advantageous to provide a catheter with an integral anchoring mechanism that overcomes added costs and maintenance issues associated with previous catheters with integral anchoring means.

U.S. Pat. No. 6,053,902, invented by Bestetti involves an invention that is a catheter tube with an adjacent suturing rib "welded" to a funnel shaped head on the inlet end and is designed strictly for implantation in a blood vessel of a patient's body and not for urethral insertion. The main differences between Bestetti and our technology are that our invention is designed for urethral insertion which will be a solitary tapered one-piece construction unit from inlet to outlet with no breaks or divisions, thus not requiring any additional welding or other steps of manufacture as Bestetti's does as described in the Detailed Description in the Specification section of that patent. Bestetti does not include a "tapered" catheter tube. Our technology suggests that the tapering is recommended for our invention because it should reduce pain in a urethral insertion procedure as the patient is generally not anesthetized and not undergoing surgery. Bestetti's catheter does not have a tapered outlet portion because the tapering is not required due to the fact that the patient is first anesthetized and the catheter is then surgically implanted in a blood vessel.  While these patents have been issued, to date, the company is not aware of any competitive solutions and/or solutions related to these or other patents that have been successfully launched on the market to date.

In effect, while there may be other devices that are designed to anchor catheters with an integral means currently available on the market, none focus on a device that requires no assembly, concern for the possibility of misplaced or missing parts not packaged during assembly, the need for  replacement of dropped part, etc. Suturing, tying, or taping can immediately begin after finalizing catheter placement. the device can begin immediately. This tubular depression-shaped anchor member is in very limited contact with the patient’s body thus reducing the potential for bacterial growth and infection.

As explained in our Plan of Operations section, the Company needs approximately 3-6 months to develop the working prototype, after sufficient funds are raised to cover this expense. Once the prototype is successfully tested and operational, the Company estimates that it needs another 3-6 months to successfully bring the product to the market, as some of the stages can be done concurrently.

Our principal office is located c/o Jacky Shenker, 41 Chomne Hamaagal Street, Elad 40800, Israel. Our telephone number is 972542066024

Business Summary and Background

Advanced Ventures has acquired a catheter with an integral anchoring means which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter. The device operates by an anchoring means, which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter. To be effective a catheter with integral anchoring means must be easy to use and must be cost effective. Moreover, the Company believes that its catheter with integral anchoring means should greatly reduce bacterial growth. With the foregoing in mind, it would be greatly advantageous to provide catheter with an integral anchoring means that overcomes these costs and housekeeping problems associated with previous anchoring means, by operating with a standard catheter.

Based on the patent, the Company believes that this apparatus will significantly reduce bacterial growth and infection. However, until the Company can successfully develop a prototype and test it, the Company cannot currently estimate the full extent of the benefits to be gained from this apparatus.

Advanced Ventures’ device is based on attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructively formed with the catheter tube proper during manufacture resulting in a single one-piece solitary tapered combination construction unit with no breaks or divisions. The Company believes it would be more advantageous that this tubular depression-shaped anchor member of the catheter be integrally formed during manufacture with the forming of the overall catheter resulting in a one-piece urethral catheter construction unit. The former construction requires the manufacture and assembly of multiple components in order to produce an equal unit. The Company believes its "built-in" tubular depression-shaped anchor member of this catheter requires less production material than that of other patents thereby significantly reducing manufacturing costs. Also there are no individual or additional anchoring components to inspect, test, sterilize, package or distribute. The Company intends to develop a fully operational valid working prototype, which can then be used to develop and manufacture the actual product. However, until the Company can successfully develop a prototype and test it, the Company cannot currently estimate the full extent of the benefits to be gained from this apparatus. As soon as the company starts to raise equity (following the S-1 becoming effective), it will begin to use raised proceeds to develop the working prototype.

THIRD-PARTY MANUFACTURERS

We will rely on third parties to develop a prototype and to work with us to manufacture the product. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our device as planned. In addition, we may not be able to contract with third parties to manufacture our device in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our adapters. Finally, even if we succeed in approaching third-party manufacturers, it is currently unknown whether the additional cost of manufacturing via a third party will increase the overall cost of the device such that integration may not be cost-effective.

INTELLECTUAL PROPERTY

On July 27, 2010, we signed a Patent Transfer and Sales Agreement with Ilanit Appelfeld, in relation to a patented technology (Patent number: 6,743,209), licensing all rights, title and interest in, receptacle catheter with integral anchoring means. As cited in Item 101 (h)(4)(vii) of Regulation S-K, the Patent was issued on June 1, 2004 and will expire on June 6, 2022. No other trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

COMPETITION

There are several manufacturers of similar catheters with integral anchoring means. . In order to accommodate the attachment of a suture to a urethral catheter tube or member thereof, many catheter designs use different types of suture retention means that are located on various mating components such as catheter wing members, catheter flange members, catheter collars, catheter hubs, slip on suture pads and grooved tube members.

For example U.S. Pat. No. 3,730,187 to Reynolds reflects a urethral catheter using a tube mounted securing collar that can be sutured to a patient's body. U.S. Pat. No. 3,821,957 to Riley describes a utility catheter with a tube mounted retention slide whose lugs permit suturing to a patient's body. The utility catheter of U.S. Pat. No. 4,230,110 to Beroff comprises a hub section that is suture pierceable allowing suture attachment to a patient's body. The adapter body shown in U.S. Pat. No. 4,650,473 to Bartholomew is a device that fits on the proximal end of a blood vessel catheter and has suture holes at its wing tips and in addition a saddle for looping a suture across and then to a patient's body. The "Tom Cat" urethral catheter made by Kendall Sovereign is supplied with a frictional fit slip-on winged suturing adapter with suture holes that permit suturing to a patient's body. The "Jackson" urethral cat catheter made by Jorgensen Laboratories, Inc. is supplied with a button with holes that serves as an attachment for suture retention to a patient's body. U.S. Pat. No. 4,906,233 to Moriuchi uses a sliding catheter tube sleeve with an annular groove for retaining sutures that will be attached to a patient's body for intravenous use. Similar patents include:  U.S. Pat. No. 5,423,763 to Helland and U.S. Pat. No. 5,584,874 to Rugland. These patents involve suture sleeves that slide over electrical lead catheters.

All of the aforementioned patents use suture type retention devices in order to anchor a catheter tube to a patient's body. However, these suture retention devices are individually constructed components thereby associated with additional manufacturing costs beyond the cost of the catheter tube proper. While each of the foregoing examples provide an anchoring mechanism, none provide a simple, safe, convenient and economical method of attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructively formed with the catheter tube proper during manufacture resulting in a single one-piece solitary tapered combination construction unit with no breaks or divisions.

The Company believes its technology will provide a catheter device that will be constructed of plastic, rubber, glass, metal or other suitable materials. It is intended that this tubular depression-shaped anchor member of the catheter be integrally formed during manufacture with the forming of the overall catheter resulting in a one-piece urethral catheter construction unit. Similar patents require the manufacture and assembly of multiple components in order to produce an equal unit. The Company believes this "built-in" tubular depression-shaped anchor design of this catheter  requires less production material than that of other inventions thereby reducing manufacturing costs. Lower cost is also anticipated because a single unified unit means there are no individual or additional anchoring components to inspect, test, sterilize, package or distribute.

Due to the simplistic design of the present invention, medical personnel will not find it necessary to assemble various parts, hunt for misplaced parts or replace dropped parts. Suturing, tying or taping can immediately begin after finalizing catheter placement. This tubular depression-shaped anchor member is in very limited contact with the patient's body thus reducing the potential for bacterial growth and infection. The attachment site on or at the body remains visible and accessible at all times and can easily be observed or cleansed. The absence of suture pads, suture buttons and the like allow air circulation to flow around the tubular depression-shaped anchor member. Due to its high visibility medical personnel should be able to easily sever sutures, ties or tape for urethral catheter repositioning or removal. However, until the Company can successfully develop a prototype and test it, the Company cannot currently estimate the full extent of the benefits to be gained from this apparatus.

The present invention (covered by patent number 6,743,209) is a catheter with integral anchoring means. The device provides a simple, safe, convenient and economical method of attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructively formed with the catheter tube proper during manufacture resulting in a single one-piece solitary tapered combination construction unit with no breaks or divisions.

In effect, while there may be other devices that are designed with an integral anchoring means none currently available on the market, provide a simple, safe, convenient and economical method of attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructively formed with the catheter tube proper during manufacture resulting in a single one-piece solitary tapered combination construction unit with no breaks or divisions.

Patent, Trademark, License & Franchise Restrictions

Contractual Obligations & Concessions

As described above, we have entered into an exclusive Patent Transfer and Sales Agreement for the technology on which our catheters with integral anchoring means will be based. We have entered into a Patent Transfer and Sales Agreement whereby we acquired full rights to all title, interests etc. related to the patented technology. Finally, we have received a patent (Patent Number: 6,743,209) recognizing our patent rights. As cited in Item 101 (h)(4)(vii) of Regulation S-K, the Patent was issued on June 1, 2004 and will expire on June 6, 2022. No other trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

In addition, we are developing a website related to our product, which we intend to use to promote, advertise, and potentially market our invention, once the prototype and development stages are complete. We intend to full protect our invention and development stages with copyright and trade secrecy laws.

Employees

Other than our current Directors and officers, Jacky Shenker and Rachel Feldstein, we have no other full time or part-time employees. Our only employees, our Directors and officers, Jacky Shenker and Rachel Feldstein are expected to work approximately five hours per week. If and when we develop a prototype for our catheter with integral anchoring means, and are able to begin manufacturing and marketing a product, we may need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Transfer Agent

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501. Their telephone number is (775) 322-0626 and their fax number is (775) 322-5623. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Research and Development

We have incurred costs minimal research and development expenses  to date and have plans to undertake additional research and development activities during our first year of operation.
If we are able to raise funds in this offering, we will retain one or more third parties to conduct research and development concerning our catheter with integral anchoring means and to develop a prototype model. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description, see "Plan of Operation."

Description of Property

Our Principal executive offices are located at c/o Jacky Shenker, 41 Chone Hamaagal Street, Elad 40800, Israel. This location is the home of the President and Director and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Management's Discussion

Analysis or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

Plan of Operation

We are a development stage company that has acquired the technology and received a patent for catheter with integral anchoring means.

Although we have not yet engaged a manufacturer to develop a fully operational prototype of the catheter with integral anchoring means, based on our preliminary discussions with certain manufacturing vendors, we believe that it will take approximately thirteen months to construct a basic valid prototype of our product. The design and development of a commercial product will be carried out by specialist subcontractors offering expertise in several relevant disciplines, including the determination of which materials would be ideal for this construction. Currently, it is assumed that an expert in plastics and metal, device design, operation and control, sterilization, automation and mechanics manufacturing, computer and microcomputers, and others would be consulted.

Design and product development is divided into three individual stages:

a) Technical Concept/Definition (three months)

b) Engineering Specification (four months)

c) Engineering & Preparation for Production (six months)

If and when we have a viable prototype, depending on the availability of funds, we estimate that we would need approximately an additional four to six months to bring this product to market. Our objective is to manufacture the product ourselves through third party sub-contractors and market the product as an off-the-shelf device, and/or to license the manufacturing rights to product and related technology to third party manufacturers who would then assume responsibility for marketing and sales.

Depending on the relative success of this offering, the following table details how we intend to use the funds to execute our plan of operation. All amounts listed below are estimates.

	40%	60%	80%	100%
General working capital	$—	10,000	15,000	$20,000
Prototype development costs	$8,500	8,500	8,500	8,500
Sales and Marketing	$—	5,000	15,000	$25,000
Total	$8,500	23,500	38,500	$53,500

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.

If less than $40,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company. Once the S-1 becomes effective, the company may have to raise additional funds in order to meet its obligation and requirements under federal securities laws.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

General Working Capital

We may be wrong in our estimates of funds required in order to proceed with developing a prototype and executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities in Q1, 2011. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least $30,000 from our offering we will not have sufficient funds to develop a prototype. If we are unable to raise funds, we may attempt to sell the Company or file for bankruptcy. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.  We may need additional funds. In this case, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

Quantitative and Qualitative Disclosures about Market Risk.

Management does not believe that we face any material market risk exposure with respect to derivative or other financial instruments or otherwise.

Analysis of Financial Condition and Results of Operations

The Company has had limited operations since its inception and limited funds. The Company plans to raise equity from this offering and through additional private placements or by the issuance of convertible debt. There are currently no arrangements in place of any form of financing, however the Company is not aware of any uncertainties and or other events that will preclude the Company from raising equity in the normal manner of its business conducts. The Company has no commitments for capital expenditures and is not aware of any material trends that will have a favorable and / or unfavorable outcome  on the Company seeking in the future equity financing. The Company has limited operations and is not aware of any trends or uncertainties that will have an impact on the Company’s future operations.  The Company has no off balance sheet arrangements. The Company has no contractual obligations, long term debt, capital leases, operating leases, purchase obligations at this time other than its current liabilities in the amount of $40,000 reflected in the Financial Statements as at July 31, 2010. In addition to the Use of Proceeds the Company will need to seek additional funding in order to satisfy its current liabilities and or receive additional advances and or loans from its directors in order to satisfy these liabilities and any future liabilities derived in the course of business which will be in addition to those expenses in the USE OF PROCEEDS.

As of today the expenses from incorporation to date have been the acquiring of the patent, legal costs of incorporation, misc consulting and professional fees and accrued fees for the related offering.

Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Recently Issued Accounting Pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS 166"), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, we have updated references to GAAP in our financial statements. The adoption of FASB ASC 105 did not impact the Company's financial position or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

The accounting policies identified as critical are as follows:

Development Stage Company

We are considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source.  Operations from the inception of the development stage have been devoted primarily to strategic planning, raising capital and research and development activities

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements.  Actual results could differ from those estimates.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Market for Common Equity

Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of September 30, 2010, there were 3,000,000 shares of common stock issued and outstanding, which were held by two stockholders of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters

Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of July 6, 2010.

Name	Age	Positions and Offices Held

Jacky Shenkar	25	President and Director

Rachel Feldstein	23	Secretary and Director and Principal Financial and Accounting Officer

Our Directors hold office until the next annual meeting of our stockholders or until their successors is duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Jacky Shenker has been our President and Director since the Company’s inception in July 6, 2010.

Mr. Shenker earned his degree in Biblical science at the Academic School Ateret in Jerusalem Israel, from August 2005 until July 2008. From August 2008 until present Mr. Shenker serves as a vice president of a small investment boutique House in Israel called OTC Equities Ltd., involved in assisting Companies listed on the OTC in raising equity and in general business development needs. Mr. Shenker is also currently continuing his academic studies in obtaining his MBA in Banking and Finance in the Academic School Machon Lev in Jerusalem Israel. Mr. Shenker’s educational background work experience and skills will enable him to assist the Company thru its development stage and then thru its further manufacturing and marketing objectives. Mr Shenkers administrative skills business experience and responsibilities and academic background will enable him to assist  the Company reach its goals and business objectives accordingly.

Rachel Feldstein has served as our Secretary and Director and Principal Financial and Accounting Officer since July 6, 2010.

Rachel Feldstein obtained her accounting and finance degree in The Academic School of Uno, in Kiryat Uno, Israel where she studied from September 2006 thru August 2008. Mrs Feldstein from August 2008 thru the present works as an accounting controller at "Kemach" in Jerusalem Israel, a human resource organization involved in the human resource placement of individuals throughout the country. Mrs. Feldstein’s academic studies and her administrative skills enables her to conduct her duties for the Company and to oversee all the related administrative aspects accordingly.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is or has been a Director or has held any form of directorship in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s Officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each Officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first  quarter of 2011.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our Officers since our inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards	Option Awards	NonEquity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jacky Shenker
President and Director	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Rachel Feldstein
Secretary and Director and Principal Financial and Accounting Officer	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)	We were incorporated on July 6, 2010.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any Executive Officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment

Change-in-control Arrangements

There are currently no employment agreements or other contracts or arrangements with our Officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers, Directors or Consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, Officers, Employees or Consultants that would result from a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On July 6, 2010, we subscribed 1,500,000 shares of our common stock to Mr. Jacky Shenker, our President and Director, for a payment of $150. As of January 6 2011, 2010 this amount has been paid in cash. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 6, 2010, we subscribed 1,500,000 shares of our common stock to Ms. Rachel Feldstein, our Secretary and Director and Principal Financial and Accounting Officer, for a payment of $150. As of January 6 2011, 2010 this amount has been paid in cash. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of September 30, 2010, loans from our two Directors and officers (Mr. Jacky Shenker and Ms. Rachel Feldstein) made in cash amounted to $19,000, ($9,500 each ) and represented working capital advances including $17,500 for the patent acquisition from directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand. No formal written agreement regarding this loan was signed, however it is documented in the accounting records of the Company.

Director Independence

According to Item 407 (a)(1)(ii), we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.”

Security Ownership of Certain Beneficial Owners and Management

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 3,000,000 shares of our common stock outstanding as of  October 12, 2010.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Jacky Shenker 41 Chone Hamaagal Street, Elad, 40800 Israel	1,500,000	50%

Rachel Feldstein Pinhas Kahati 14 Jerusalem, Israel	1,500,000	50%

All stockholders, and / or Directors and / or executive officers as a group (Two persons)	3,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

Legal Proceedings
There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of October 12, 2010, 3,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

“The date for which our outstanding securities bearing a restrictive legend maybe sold under Rule 144 is six months from the date of the issuance of the securities, unless the Company is a “shell” under Rule 144(i)(1)(i), which requires that a Company not to fall under Rule 144(i)(1)(i), that being that it is not a “shell” during the past twelve months, due to the fact that it has more than:
1. no or nominal operations;
2. Assets consisting solely of cash and cash equivalents; or
3. Assets consisting of any amount of cash and cash equivalents and nominal other assets, and has filed its “Form 10 Information” as set forth in Rule 144(i)(2) and (3).”

Our Preferred Stock

 We are not authorized to issue shares of preferred stock.

Plan of Distribution

We are offering for sale a maximum of 2,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all 2,500,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.03 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Ms. Rachel Feldstein and/or Mr. Jacky Shenker who are officers of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. As Mr. Shenker and Mrs. Feldstein are Israeli citizens and do not reside in the US, and since our operations are in Israel, this offer will primarily be directed to residents of Israel. Because a patent from the United States is well respected, and a corporation established in the United States one that is taken seriously, our Directors have pursued this connection. However, their primary sales connections are in Israel and as such, will be directed to this market. Should they choose to attempt to sell shares in the United States, they are aware that this will present challenges and may not be successful. These challenges include, but are not limited to, having  to manage offices, directors, and officers in a foreign country, in this case, Israel, while having incorporated and be subject to all the relevant laws and rules of the United States. In addition, our plans revolve primarily around focusing on sales in the Israeli market initially and we still do not have a working prototype, which makes presentation of our technology more difficult. Additional costs such as translation of materials is another factor. Without funds, it will be more difficult to explain this technology to the Israeli market, whose primary language is Hebrew, while the patent is in English.

The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer in the USA, within the preceding twelve (12) months taking into consideration that Mr. Jacky Shenker has served as a vice president of a small, local investment boutique House in Israel called OTC Equities Ltd, involved in assisting Companies listed on the OTC in raising equity and in general business development needs for the last few years. However, in this capacity, he serves a largely administrative position and is neither a broker nor a dealer in the USA ; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Rachel Feldstein nor Jacky Shenker are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us, if we have not been able to raise the money by the end of the initial period. We will not accept any money until this registration statement is declared effective by the SEC. Once investors execute and deliver the subscription agreement with funds, they will be entitled to their shares and become registered shareholders with all the rights and privileges that entails.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:
1. execute and deliver a subscription agreement
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Advanced Ventures Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned within 12 business days by us to the subscriber, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Section 15(G) of the Exchange Act

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

Weinberg and Baer, LLC. is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

Indemnification for Securities Act Liabilities

Our Certificate of Incorporation, and our bylaws in section XII as amended, provide to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

The legal opinion rendered by Michael S. Krome Esq. regarding the common stock of Advanced Ventures Corp. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

Experts

Our financial statements as of July 31, 2010, and for the period then ended and cumulative from inception (July 6, 2010), appearing in this prospectus and registration statement have been audited by Weinberg and Baer, LLC., an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Available Information

We have filed with the SEC a registration statement on Form S-1, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the shares of common stock being offered. This prospectus does not contain all of the information described in the registration statement and the related exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. A copy of the registration statement and the related exhibits, schedules and amendments may be inspected without charge at the public reference facilities maintained by the SEC in Washington D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from these offices upon the payment of the fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.
Upon the completion of this offering, Advanced Ventures Corp. will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file annual reports containing financial statements audited by an independent public accounting company, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You will also be able to obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website.”
We furnish our stockholders with annual reports containing audited financial statements.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Advanced Ventures Corp.:

We have audited the accompanying balance sheet of Advanced Ventures Corp. (a Delaware corporation in the development stage) as of September 30, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period ended September 30, 2010, and from inception (July 6, 2010) through September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Ventures Corp. as of September 30, 2010, and the results of its operations and its cash flows for the period ended September 30, 2010, and from inception (July 6, 2010) through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of September 30, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,
Weinberg & Baer LLC
Baltimore, Maryland
November 9, 2010

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 30, 2010

As of
September 30,
2010

ASSETS

Current Assets:
Cash and cash equivalent	300
Deferred offering costs	$20,000

Total current assets	20,300

Total Assets	$20,300

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$24,300
Loans from related parties - Directors and stockholders	19,000

Total current liabilities	43,300

Total liabilities	43,300

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares authorized; 3,000,000 shares issued and outstanding	300
(Deficit) accumulated during the development stage	(23,300)

Total stockholders' (deficit)	(23,000)

Total Liabilities and Stockholders' (Deficit)	$20,300

The accompanying notes to financial statements
are an integral part of these financial statements.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED SEPTEMBER 30, 2010
AND CUMULATIVE FROM INCEPTION (JULY 6, 2010)

	July 6, 2010	Cumulative
	to	From
	September 30, 2010	Inception

Revenues	$-	$-

Expenses:
Filig fees	1,500	1,500
Transfer agent fees	1,800	1,800
Professional fees	1,000	1,000
Patent	17,500	17,500
Legal - incorporation	1,500	1,500

Total expenses	23,300	23,300

(Loss) from Operations	(23,300)	(23,300)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(23,300)	$(23,300)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	2,931,034

The accompanying notes to financial statements are
an integral part of these financial statements.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 6, 2010)
THROUGH SEPTEMBER 30, 2010

				(Deficit)
				Accumulated
			Stock	During the
	Common stock		Subscription	Development
	Shares	Amount	Receivable	Stage	Totals

Balance - at inception	-	$-		$-	$-

Common stock issued for cash	3,000,000	300	-	-	300

Net (loss) for the period	-	-	-	(23,300)	(23,300)

Balance - September 30, 2010	3,000,000	$300	$-	$(23,300)	$(23,000)

The accompanying notes to financial statements are
an integral part of these financial statements.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED SEPTEMBER 30, 2010
AND CUMULATIVE FROM INCEPTION (JULY 6, 2010)

	July 6, 2010	Cumulative
	to	From
	September 30, 2010	Inception

Operating Activities:
Net (loss)	$(23,300)	$(23,300)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	(20,000)	(20,000)
Accounts payable and accrued liabilities	24,300	24,300

Net Cash Used in Operating Activities	(19,000)	(19,000)

Investing Activities:	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities:
Proceeds from stock issued	300	300
Loans from related parties - directors and stockholders	19,000	19,000

Net Cash Provided by Financing Activities	19,300	19,300

Net (Decrease) Increase in Cash	300	300

Cash - Beginning of Period	-	-

Cash - End of Period	$300	$300

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Advanced Ventures corp. (“Advanced Ventures” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on July 6, 2010. The business plan of the Company is to develop a commercial application of the design in a patent, “Catheter with integral anchoring means”. The Company also intends to enhance the existing prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended September 30, 2010.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2010, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended September 30, 2010, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2010, and expenses for the period ended September 30, 2010, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS 166"), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, we have updated references to GAAP in our financial statements. The adoption of FASB ASC 105 did not impact the Company's financial position or results of operations.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to develop a commercial application of the design in a patent of an “Catheter with integral anchoring means”. The Company also intends to enhance the existing prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device.

On July 27, 2010, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the right, title and interest in the patent known as the “Catheter with integral anchoring means” for consideration of $17,500. The United States Patent number is 6,743,209.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of September 30, 2010, the Company accrued $20,000 of deferred offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of September 30, 2010, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent

On July 27, 2010, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the right, title and interest in the patent known as the “Catheter with integral anchoring means” for consideration of $17,500. The United States Patent number is 6,743,209. Under the terms of the Patent Transfer and Sale Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed. The patent was filed on June 1, 2004 and assigned to the Company on July 27, 2010.

(4)  Loans from Related Parties - Directors and Stockholders

As of September 30, 2010, loans from related parties amounted to $19,000 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Common Stock

On July 8, 2010, the Company issued 3,000,000 shares of its common stock to individuals who are Directors and officers of the company for $300.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of September 30, 2010, the Company accrued $20,000 of deferred offering costs ( $10,000 in legal and $10,000 in accounting ) related to this capital formation activity.

(6)  Income Taxes

The provision (benefit) for income taxes for the period ended September 30, 2010, was as follows (assuming a 23% effective tax rate):

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$5,359
Change in valuation allowance	(5,359)

Total deferred tax provision	$-

The Company had deferred income tax assets as of September 30, 2010, as follows:

Loss carryforwards	$5,359
Less - Valuation allowance	(5,359)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended September 30, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of September 30, 2010, the Company had approximately $23,300 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2030.

(7)  Related Party Transactions

As described in Note 4, as of September 30, 2010, the Company owed $19,000 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on June 8, 2010, the Company issued 3,000,000 shares of its common stock to Directors and officers for $300.

“Dealer Prospectus Delivery Obligation

Until March __, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$6

Transfer Agent Fees ( Estimated )	1,500

Accounting fees and expenses ( recorded in the FS )	10,000

Legal fees and expenses ( recorded in the FS )	10,000

Total:	$21,506

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On July 6, 2010, we issued a total of 3,000,000 shares of our common stock to two individuals, including to our Principal Executive Officer and Treasurer, Principal Financial and Accounting Officer. The purchase price for such shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 3,000,000 shares to $300. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Jacky Shenker	1,500,000

Rachel Feldstein	1,500,000

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any   period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Jerusalem, Israel October 12, 2010.

Advanced Ventures Corp.

Date January 6 2011, 2010	By:	/s/ Jacky Shenker
Jacky Shenker
President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Jacky Shenker	President and Director (Principal	January 6, 2011
Jacky Shenker	Executive Officer)

/s/Rachel Feldstein	Secretary and Director (and Principal	January 6, 2011
Rachel Feldstein	Accounting and Financial Officer )

Rachel Feldstein is authorized to sign our document in the capacity of Principal Accounting and Financial Officer.

Exhibit Table

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

10.1	Patent Transfer and Sales Agreement dated July 27, 2010

23.1	Consent of Weinberg and Baer, LLC.

23.2	Consent of legal counsel (see Exhibit 5.1)

99.1	Subscription Agreement